Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of June 5, 2019, is entered into by and between S&T Bancorp., Inc., a Pennsylvania corporation (“Parent”), and the undersigned (the “Shareholder”), a shareholder of DNB Financial Corporation, a Pennsylvania corporation (the “Company”).

WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, between Parent and the Company, the Company will be merged with and into Parent, with Parent as the surviving corporation (the “Merger”);

WHEREAS, as of the date of this Agreement, the Shareholder owns beneficially or of record, and has the power to vote or direct the voting of, certain shares of common stock, par value $1.00 per share, of the Company (“Common Stock”) (all such shares, the “Existing Shares”);

WHEREAS, as a condition and inducement for Parent to enter into the Merger Agreement, Parent has required that the Shareholder, in his or her capacity as a shareholder of the Company, enter into this Agreement, and the Shareholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.
2.
Effectiveness; Termination.  This Agreement shall be effective upon signing.  This Agreement and all obligations of the parties hereunder shall automatically terminate on the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to the terms thereof, (c) the date of any amendment, restatement, modification, supplement or change of any provision of the Merger Agreement in effect as of the date hereof without the prior written consent of the Shareholder that either (i) reduces the amount or changes the form of the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement in effect as of the date hereof) or (ii) otherwise materially and adversely affects the Shareholder and (d) the mutual written consent of the parties hereto.  If this Agreement is terminated for any reason, this Agreement shall  become null and void and of no effect; provided that (i) this Section 2 and Sections 10 through 16 hereof shall survive any such termination, and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful material breach of any of its representations, warranties, covenants or other agreements set forth herein.

3.
Voting Agreement.  From the date hereof until the earlier of (a) the Closing and (b) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), the Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Company’s shareholders, however called, and in connection with any written consent of the Company’s shareholders, the Shareholder shall (i) appear at such meeting or otherwise cause all of his or her Existing Shares and all other shares of Common Stock or voting securities over which he or she has acquired beneficial or record ownership and the power to vote or direct the voting thereof after the date hereof (including any shares of Common Stock acquired by means of purchase, dividend or distribution or pursuant to any other equity awards or derivative securities (including any Company Restricted Stock Awards) or otherwise) (together with the Existing Shares, the “Shares”), which he or she owns or controls as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement and in favor of any advisory, non-binding compensation proposal set forth in the Proxy Statement and submitted to the shareholders of the Company in connection with the Merger, (C) against any action or proposal in favor of an Acquisition Proposal or Alternative Transaction, without regard to the terms of such Acquisition Proposal or Alternative Transaction, and (D) against any action, proposal, transaction, agreement or amendment of the Company Articles of Incorporation or Company Bylaws, in each case, which would reasonably be likely to (1) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement, or (2) prevent, materially impede or materially delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger.  For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity holding Shares for which the Shareholder serves in any partner, shareholder, trustee or similar capacity.  To the extent the Shareholder does not control, by himself or herself, the determinations of such shareholder entity, the Shareholder agrees to exercise all voting or other determination rights he or she has in such shareholder entity to carry out the intent and purposes of his or her support and voting obligations in this paragraph and otherwise set forth in this Agreement.  The Shareholder covenants and agrees that, except for this Agreement, he or she (x) has not entered into, and shall not enter into during the Support Period, any voting agreement or voting trust with respect to the Shares and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of this Agreement.

4.
Transfer Restrictions Prior to the Merger.  The Shareholder hereby agrees that he or she will not, during the Support Period, without the prior written consent of Parent, directly or indirectly, offer for sale, sell, transfer, assign, give, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein, including the right to vote any Shares, as applicable (a “Transfer”); provided, that the Shareholder may (i) Transfer Shares for tax planning, estate planning or philanthropic purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement, and the Shareholder provides at least three (3) Business Days’ prior written notice (which shall include the written consent of the transferee agreeing to be bound by and comply with the provisions of this Agreement) to Parent, in which case the Shareholder shall remain responsible for any breach of this Agreement by such transferee, or Transfer Shares at such Shareholder’s death pursuant to Law or such Shareholder’s estate plan (provided, that the transferee agrees in a signed writing to be bound by and comply with the provisions of this Agreement) or (ii) surrender Shares to the Company in connection with the vesting of Company Restricted Stock Awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting.  In furtherance of the foregoing, the Shareholder hereby authorizes the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares.

5.
Representations of the Shareholder.  The Shareholder represents and warrants to Parent as follows: (a) the Shareholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity), and no other action is necessary to authorize the execution and delivery of this Agreement by the Shareholder or the performance of his or her obligations hereunder; (c) the execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to the Shareholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Shareholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity (except for any of the foregoing as would not interfere with Shareholder’s ability to perform Shareholder’s obligations hereunder); (d) the Shareholder beneficially owns and has the power to vote or direct the voting of the Shares; (e) the Shareholder beneficially owns the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable federal or state securities laws and except for any of the foregoing as would not interfere with Shareholder’s ability to perform Shareholder’s obligations hereunder); and (f) the Shareholder has read and is familiar with the terms of the Merger Agreement.  The Shareholder agrees that the Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Shareholder of his or her obligations under this Agreement.  The Shareholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as are necessary or reasonably requested by Parent to confirm and assure the rights and obligations set forth in this Agreement.  As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

6.
Publicity.  The Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger, including in the Form S-4, the Proxy Statement or any other filing with any Governmental Entity made in connection with the Merger, the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligations under this Agreement.  The Shareholder agrees to notify Parent as promptly as practicable of any inaccuracies or omissions in any information relating to the Shareholder that is so published or disclosed.

7.
Entire Agreement.  This Agreement and, to the extent referenced herein, the Merger Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than, if the Shareholder is an officer of the Company, with respect to any employment agreement between the Shareholder and the Company, Parent or their respective affiliates.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  Parent acknowledges and agrees that, except as expressly provided herein, nothing in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Shareholder in the voting of any of the Shares, except as otherwise expressly provided herein.  This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

8.
Assignment.  This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto; provided, however, that the rights under this Agreement are assignable by Parent to a majority-owned affiliate or any successor-in-interest of Parent, but no such assignment shall relieve Parent of its obligations hereunder.

9.
Remedies/Specific Enforcement.  Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide adequate remedy in such event.  Accordingly, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent may be entitled (including monetary damages), Parent shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, and the Shareholder hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate.  The Shareholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and the Shareholder irrevocably waives any right he or she may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

10.
Governing Law and Enforceability.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to any choice- or conflict-of-law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

In addition, each of the parties hereto (a) submits to the personal jurisdiction of the Court of Common Pleas of Indiana County, Pennsylvania or the United States District Court for the Western District of Pennsylvania, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Court of Common Pleas of Indiana County, Pennsylvania or the United States District Court for the Western District of Pennsylvania.

Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with Section 11.

11.
Notice.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by nationally recognized overnight courier service if to the Shareholder, to the address set forth in Schedule A hereto, and if to Parent, in accordance with Section 9.3 of the Merger Agreement.

12.
Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

13.
Amendments; Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Parent and the Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.
Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT:  (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) THE PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15.
No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to Shareholder in his or her individual capacity as a shareholder of the Company, and, to the extent the Shareholder serves as a member of the board of directors or officer of the Company or any of its Subsidiaries or as a fiduciary for others, nothing in this Agreement shall be deemed to be an agreement of, or is intended to or shall limit,  affect or restrict any actions taken, or failures to act, by the Shareholder in Shareholder’s capacity as a director or officer of the Company or any of its Subsidiaries or (subject to Section 3) as a fiduciary for others, including in exercising rights under the Merger Agreement, and no such actions or  failures to act shall be deemed a breach of this Agreement or shall be construed to prohibit, limit or restrict Shareholder from discharging Shareholder’s duties as a director or officer of the Company or any of its Subsidiaries or (subject to Section 3) as a fiduciary for others.

16.
Counterparts.  The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature.  All the counterparts will be construed together and will constitute one Agreement.

[Signature Pages Follow]

SIGNED as of the date first set forth above:

S&T BANCORP, INC. By: ________________________

[Additional Signatures on Next Page]

[Signature Page to Voting Agreement]

SHAREHOLDER:
By: _________________________

[Signature Page to Voting Agreement]

Schedule A

Shareholder Information

Name and Address for Notices
c/o DNB Financial Corporation 4 Brandywine Avenue, Downingtown, PA 19335